EXHIBIT 99.1

For Immediate Release

Cleantech Solutions International Reports Second Quarter 2014 Results

●       Second quarter 2014 revenues were $17.5 million

●         Net income was $2.2 million, or $0.61 per basic and diluted share

Wuxi, Jiangsu Province, China – August 14, 2014 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines, today announced its financial results for the three and six months ended June 30, 2014.

“In the second quarter, we saw a modest increase in revenue from the second quarter of 2013, were profitable and generated strong operating cash flow. Sales of our low emission airflow dyeing machines, which enable textile manufacturers to meet the Chinese government’s more aggressive pollution control requirements, grew at a more tempered pace this quarter as we operated near full utilization and are in the process of bringing additional capacity online. In our forged products business, we saw an uptick in sales to customers in the wind power industry, which was offset by a decline in sales to customers in other industries,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.

Second Quarter 2014 Results

Revenue for the second quarter of 2014 increased by 1.8% to $17.5 million, compared to $17.2 million for the same period of 2013.

The Company experienced continued revenue growth from sales of dyeing and finishing equipment, somewhat offset by lower sales of forged products, resulting in a modest decline from revenues in the first quarter of 2014:

•	Revenue from the dyeing and finishing equipment segment increased by 7.3% to $9.7 million, compared to $9.0 million for the second quarter of 2013. The Company continues to experience strong demand for its low emission airflow dyeing machines that enable manufacturers to meet China’s increasingly strict environmental standards.

•	Revenue from the sale of forged rolled rings to other industries fell by 9.6% to $4.6 million, compared with $5.1 million for the comparable period of the prior year.

•	Revenue from the sale of forged rolled rings for the wind power industry rose by 4.5% to $3.2 million, compared to $3.1 million for the comparable period last year.

Gross profit for the second quarter of 2014 increased by 2.8% to $4.1 million, compared to $4.0 million for the same period in 2013. Gross margin increased to 23.3% during the second quarter of 2014 compared to 23.1% for the same period a year ago. The increase in gross margin for the second quarter was primarily attributable to (i) increased operational and cost efficiencies in the forged rolled rings and related products segment and (ii) a small decline in gross margin in the dyeing and finishing equipment segment, reflecting the introduction of a new model of machine and its initial production at relatively low volumes.

Operating expenses rose by 21.9% to $1.1 million, compared to $0.9 million in the comparable period last year. The increase was primarily due to higher selling, general and administrative expenses. Selling, general and administrative expenses in the year ago period benefited from a $0.3 million recovery of an account previously written off.

Operating income was $3.0 million, down from $3.1 million in the same period of 2013. Operating margin was 17.3% compared to 18.1% in the second quarter last year.

EBITDA, a non-GAAP measurement, which adds back to net income interest expense, income tax, depreciation and amortization, was $5.2 million, up from $4.8 million in the second quarter last year. The calculation of EBITDA is shown in a table following the financial statements.

Net income for the second quarter of 2014 was $2.2 million, or $0.61 per basic and diluted share, compared to $2.3 million, or $0.79 per basic and diluted share, in the second quarter of 2013.

Six Month Results

For the six months ended June 30, 2014, revenue increased by 13.1% to $35.2 million from $31.1 million in the first half of 2013. Gross profit increased by 17.7% to $8.4 million, compared to $7.1 million last year. Gross margin for first half of 2014 was 23.8%, compared to 22.8% in the first half of 2013. Operating income increased 16.9% to $6.3 million from $5.4 million in the first half of 2013. EBITDA, a non-GAAP measurement, was $10.5 million, compared to $8.7 million in the first half of 2013. Net income was $4.6 million, up from $3.9 million in the first half of 2013. Net income per basic and diluted share was $1.29 compared to $1.35 in the first half of 2013.

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Financial Condition

As of June 30, 2014, Cleantech Solutions held cash and cash equivalents of $1.8 million compared with $1.1 million at December 31, 2013. Accounts receivable were $13.7 million and total current assets were $25.1 million as of June 30, 2014. The Company had $3.1 million in short-term bank loans payable at June 30, 2014, relatively unchanged from December 31, 2013. Stockholders’ equity was $97.4 million at June 30, 2014.

In the first half of 2014, the Company generated $5.3 million in cash flow from operations. During the first half of 2014, the Company spent approximately $6.3 million in capital expenditures to expand production capabilities and purchase equipment for its dyeing and finishing equipment segment.

Recent Events

On June 2, 2014, the Company’s Chairman and CEO, Mr. Jianhua Wu, and his wife, Ms. Lihua Tang, purchased a total of 290,984 shares of common stock at a purchase price of $5.58 pursuant to a stock purchase agreement dated June 2, 2014 for the purchase price of RMB10,000,000 (approximately $1,624,000). The proceeds were used to fund the expansion of the Company’s dyeing machine business in anticipation of increased business from that business line.

Business Outlook

“We believe our dyeing equipment business will continue to perform well as textile manufacturers upgrade to lower emission machinery in response to new environmental directives from the Chinese government, although we may see some near-term fluctuation in demand as the industry consolidates and the growth rate has declined in second quarter of 2014. Order flow for our low emission airflow dyeing machines remains strong and we are optimistic about our new garment washing machine for denim. We are looking to diversify into new areas for our forged rolled rings and related products. We are currently developing components for industrial blowers for the power equipment industry which we believe can hold strong growth potential, although we have not generated any revenue from these products to date,” said Mr. Wu.

Conference Call

Cleantech Solutions will conduct a conference call at 9:00 a.m. Eastern Time on Thursday, August 14, 2014 to discuss financial results for the second quarter ended June 30, 2014.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 250-8117. International callers should dial (412) 317-6011 and enter pin code 86765634.

If you are unable to participate in the conference call at this time, a replay will be available starting an hour after the conference call through 10:00 A.M. ET August 22, 2014. To access the replay, dial (855) 452-5696 and enter pin code 85394589.

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Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers and supplies dyeing and finishing equipment to the textile industry. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2013 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended June 30, 2014. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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Company Contacts:

Cleantech Solutions International, Inc.

Adam Wasserman, CFO

E-mail: adamw@cleantechsolutionsinternational.com

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

- Financial Tables Follow-

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

REVENUES	$17,528,018	$17,214,134	$35,163,289	$31,098,833
COST OF REVENUES	13,443,581	13,241,114	26,805,566	23,995,723

GROSS PROFIT	4,084,437	3,973,020	8,357,723	7,103,110

OPERATING EXPENSES:
Depreciation	118,410	244,673	228,269	351,887
Selling, general and administrative	935,715	620,151	1,823,185	1,358,151
Total Operating Expenses	1,054,125	864,824	2,051,454	1,710,038
INCOME FROM OPERATIONS	3,030,312	3,108,196	6,306,269	5,393,072

OTHER INCOME (EXPENSE):
Interest income	3,905	688	9,145	1,169
Interest expense	(60,099)	(64,526)	(117,826)	(169,653)
Grant income	199	-	32,086	-
Foreign currency gain (loss)	1,270	(5,979)	1,270	(5,979)
Other income	33,866	8,152	33,866	37,082

Total Other Income (Expense), net	(20,859)	(61,665)	(41,459)	(137,381)

INCOME BEFORE INCOME TAXES	3,009,453	3,046,531	6,264,810	5,255,691

INCOME TAXES	791,549	723,978	1,650,548	1,310,538

NET INCOME	$2,217,904	$2,322,553	$4,614,262	$3,945,153

COMPREHENSIVE INCOME:
NET INCOME	$2,217,904	$2,322,553	$4,614,262	$3,945,153

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized foreign currency translation gain (loss)	106,313	1,217,027	(675,475)	1,645,467

COMPREHENSIVE INCOME	$2,324,217	$3,539,580	$3,938,787	$5,590,620

NET INCOME PER COMMON SHARE:
Basic	$0.61	$0.79	$1.29	$1.35
Diluted	$0.61	$0.79	$1.29	$1.35

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,632,222	2,955,786	3,568,219	2,925,355
Diluted	3,632,222	2,955,786	3,568,219	2,925,355

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,766,655	$1,114,873
Restricted cash	357,421	687,353
Notes receivable	100,711	703,718
Accounts receivable, net of allowance for doubtful accounts	13,663,007	15,234,863
Inventories, net of reserve for obsolete inventories	7,915,013	4,733,558
Advances to suppliers	675,372	695,254
Prepaid VAT on purchases	112,231	489,302
Deferred tax assets - current portion	251,331	253,173
Prepaid expenses and other	260,347	74,030

Total Current Assets	25,102,088	23,986,124

PROPERTY AND EQUIPMENT, net	72,827,658	70,595,138

OTHER ASSETS:
Deferred tax assets - net of current portion	1,213,320	1,222,216
Equipment held for operating lease, net	4,549,061	4,751,206
Land use rights, net	3,710,476	3,786,051

Total Assets	$107,402,603	$104,340,735

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$3,086,821	$3,109,453
Bank acceptance notes payable	357,421	687,353
Accounts payable	5,031,492	4,961,555
Accrued expenses	513,698	899,816
Advances from customers	386,990	1,455,740
VAT and service taxes payable	164,155	126,349
Income taxes payable	460,467	1,623,603

Total Current Liabilities	10,001,044	12,863,869

Total Liabilities	10,001,044	12,863,869

STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; 0 share issued and outstanding at June 30, 2014 and December 31, 2013)	-	-
Common stock ($0.001 par value; 50,000,000 shares authorized; 3,859,986 and 3,503,502 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively)	3,860	3,503
Additional paid-in capital	33,517,857	31,532,308
Retained earnings	50,454,995	46,322,329
Statutory reserve	3,226,316	2,744,720
Accumulated other comprehensive gain - foreign currency translation adjustment	10,198,531	10,874,006

Total Stockholders' Equity	97,401,559	91,476,866

Total Liabilities and Stockholders' Equity	$107,402,603	$104,340,735

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,614,262	$3,945,153
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	4,084,790	3,221,159
Amortization of land use rights	48,141	47,307
Decrease in allowance for doubtful accounts	-	(312,411)
Stock-based compensation expense	181,108	132,956
Changes in operating assets and liabilities:
Notes receivable	599,395	(264,582)
Accounts receivable	1,464,659	555,644
Inventories	(3,224,025)	518,191
Prepaid value-added taxes on purchases	374,452	(192,840)
Prepaid and other current assets	(5,553)	(60,237)
Advances to suppliers	14,859	(473,782)
Accounts payable	(283,743)	(1,740,644)
Accrued expenses	(381,669)	(409,484)
VAT and service taxes payable	38,824	(34,233)
Income taxes payable	(1,154,225)	(63,582)
Advances from customers	(1,060,826)	300,212

NET CASH PROVIDED BY OPERATING ACTIVITIES	5,310,449	5,168,827

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,280,015)	(5,824,104)

NET CASH USED IN INVESTING ACTIVITIES	(6,280,015)	(5,824,104)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease	-	(130,633)
Proceeds from bank loans	2,280,242	3,041,002
Repayments of bank loans	(2,280,242)	(2,240,739)
Decrease (increase) in restricted cash	325,749	(1,312,433)
(Decrease) increase in bank acceptance notes payable	(325,749)	1,312,433
Net proceeds from sale of common stock	1,623,691	1,767,546

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,623,691	2,437,176

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(2,343)	27,354

NET INCREASE IN CASH AND CASH EQUIVALENTS	651,782	1,809,253

CASH AND CASH EQUIVALENTS - beginning of period	1,114,873	1,445,728

CASH AND CASH EQUIVALENTS - end of period	$1,766,655	$3,254,981

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$117,826	$169,653
Income taxes	$2,804,773	$1,374,120

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on credit as payable	$390,060	$840,277
Common stock issued for future service	$181,107	$-

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Reconciliation of Net Income to EBITDA

(Amounts expressed in US$)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2014	2013	2014	2013
Net income	$2,217,904	$2,322,553	$4,614,262	$3,945,153
Add: income tax	791,549	723,978	1,650,548	1,310,538
Add: interest expense	60,099	64,526	117,826	169,653
Add: depreciation and amortization	2,143,492	1,675,404	4,132,931	3,268,466
EBITDA	$5,213,044	$4,786,461	$10,515,567	$8,693,810

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